Exhibit 99.1

FOR MORE INFORMATION:

Bob Kneeley

Director, Investor Relations

954-384-0175, x-5300

bob_kneeley@pediatrix.com

FOR IMMEDIATE RELEASE

Pediatrix Changes its Name to MEDNAX,

Shares to Trade on NYSE As “MD” Beginning Today

FORT LAUDERDALE, FLORIDA, January 2, 2009 – Pediatrix Medical Group, Inc. has changed its name to MEDNAX, Inc., (NYSE: MD) through the formation of a new holding company. Each share of Pediatrix is now a share of MEDNAX, which trades on the New York Stock Exchange under the ticker symbol “MD”.

MEDNAX’s principal subsidiaries are Pediatrix Medical Group, Inc. and American Anesthesiology, Inc. Pediatrix encompasses the Company’s historic physician services in the neonatal, maternal-fetal, pediatric cardiology and pediatric intensive care subspecialties, as well as the Company’s newborn hearing screen program. American Anesthesiology, which was formed in 2007, includes anesthesia practices in northern Virginia, Atlanta, Georgia, and Raleigh, North Carolina.

The articles of incorporation, bylaws, executive officers and the board of directors of MEDNAX are the same as those in effect at Pediatrix prior to the reorganization. In addition, the rights, privileges and interests of MEDNAX’s shareholders are the same as they were with Pediatrix.

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About MEDNAX

MEDNAX, Inc., through its subsidiaries, is a national medical group that encompasses the nation’s leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services as well as anesthesia services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979 as a neonatal physician group, MEDNAX’s Pediatrix subsidiary includes neonatal physicians who provide services at more than 250 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Pediatrix is also the nation’s largest provider of newborn hearing screens. American Anesthesiology includes more than 450 anesthesiologists and advanced practitioners. MEDNAX, through its affiliated professional corporations, employs more than 1,200 physicians in 32 states and Puerto Rico. Additional information is available at www.mednax.com.

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by MEDNAX’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and MEDNAX undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors”.